UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 29, 2023
To Our Stockholders:
The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. (the “Company”) will be held on Tuesday, August 29, 2023, at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, for the following purposes, as more fully described in the accompanying proxy statement for our Annual Meeting (the “Proxy Statement”):
1.
To elect the eight director nominees named in the accompanying Proxy Statement to serve on our Board of Directors for a one-year term that expires at our 2024 annual meeting of stockholders;

2.
To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;

3.
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and

4.
To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 6, 2023 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.
All stockholders are urged to attend our Annual Meeting in person or vote by proxy. On or about July 18, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet addresswww.ProxyVote.com.
July 18, 2023	By order of the Board of Directors
Austin, Texas
William G. Stone III Chief Executive Officer
Important Notice Regarding Availability of Proxy Materials for the
2023 Annual Meeting of Stockholders to be Held on August 29, 2023
Our Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, and Proxy Card
are available on the Internet at: www.ProxyVote.com
YOUR VOTE IS IMPORTANT

All stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must follow the instructions from you broker, bank or other nominee.

110 San Antonio Street, Suite 160
Austin, Texas 78701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2023
INTRODUCTION
This proxy statement for our Annual Meeting (the “Proxy Statement”) contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, August 29, 2023, beginning at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, Texas 78701, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) election of the eight director nominees named herein to serve on our Board of Directors for a one-year term that expires at our 2024 annual meeting of stockholders; (2) approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “say-on-pay”; (3) ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and (4) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Annual Report”) is first being mailed on or about July 18, 2023, to stockholders entitled to vote at the Annual Meeting. The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: www.ProxyVote.com. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. As used in this Proxy Statement, references to “we,” “us,” “our,” “Digital Turbine” and the “Company” refer to Digital Turbine, Inc. and its subsidiaries.
INFORMATION CONCERNING SOLICITATION AND VOTING
Notice of Internet Availability of Proxy Materials
We have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice is being provided in accordance with the Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Board Recommendation
Our Board recommends that our stockholders vote: FOR the election of the eight director nominees named herein (Proposal 1); FOR the advisory “Say-on-pay” proposal (Proposal 2); and FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 3).
Record Date, Outstanding Shares, and Quorum
Only holders of record of our common stock and our preferred stock at the close of business on July 6, 2023 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 100,289,110 shares of our common stock and 100,000 shares of our Series A preferred stock (the “Preferred Stock”), which are convertible into 20,000 shares of common stock, were issued and outstanding.
Holders of our common stock are entitled to one vote for each share of common stock held that was issued and outstanding as of the Record Date. Our Preferred Stock is entitled to vote together with our common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of our common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.
The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at our Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, if you: (1) are entitled to vote and you are present at the Annual Meeting; or (2) have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail. Broker non-votes and abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting.
How to Vote
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the Notice directly to you to access proxy materials. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and proxy materials are being forwarded to you by your broker, bank or other nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other nominee.
Depending on whether you own your shares as a stockholder of record or as a beneficial owner, you may vote by proxy through the Internet, vote by proxy over the telephone, vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time or vote in person at the Annual Meeting as follows:
•
Vote By Internet:   Until 11:59 p.m. Eastern Time on August 28, 2023, you can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. Beneficial owners may vote by the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.

•
Vote By Telephone:   Until 11:59 p.m. Eastern Time on August 28, 2023, you can also vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day. Beneficial owners may vote by telephone if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.

•
Vote By Mail:   You can vote your shares by marking, signing, dating and timely returning the proxy card in accordance with the instructions in the proxy card enclosed with the proxy materials that are provided in printed form. Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or other nominee as to how to vote their shares.

•
Vote In-Person During the Meeting:   You can vote during the meeting by attending in person. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record. In order to vote shares held in “street name” as a beneficial owner, you must contact your broker, bank, or other nominee and request, complete and deliver the proper documentation provided by your broker, bank or other nominee. Follow the instructions from your broker, bank, or other nominee.

Changing or Revoking Proxies
You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701, (ii) submitting by mail another properly completed proxy card dated as of a later date, (iii) granting a subsequent proxy by telephone or through the Internet or (iv) voting in person at the Annual Meeting. Merely attending the Annual Meeting, by itself, will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. Your most current proxy card or telephone or internet proxy is the one that is counted. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it is voted. If your shares are held as a beneficial owner, you should follow the instructions provided by your broker, bank or other agent.
Voting Your Shares
If you are a stockholder of record and you do not return a proxy and you do not vote at the Annual Meeting, your shares will not be voted at our Annual Meeting, and if you are not present at the Annual Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Annual Meeting. All properly completed proxies that we receive via the Internet, telephone or mail, prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly completed proxies that we receive via the Internet, telephone or mail prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our Board of Directors as follows:
•
FOR the director nominees named herein (Proposal 1),

•
FOR the advisory Say-on-pay proposal (Proposal 2),

•
FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 3).

The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
Votes Required to Approve Each Proposal
The directors will be elected by a plurality of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy and entitled to vote on such matter (Proposal 1), meaning that each nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, eight directors).
With respect to all other matters, the affirmative vote of a majority of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy at the Annual Meeting and entitled to vote on the particular matter is required for the following remaining matters: to approve the advisory Say-on-pay proposal (Proposal 2) and to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 3).

Withholding Your Vote, Abstentions, and Broker Non-Votes
In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2 and 3 such abstention will have the effect of a vote “AGAINST” the proposal.
If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our Annual Meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.
A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors (Proposal 1) and the advisory Say-on-pay proposal (Proposal 2) are considered to be non-routine matters. Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome.
Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3), accordingly we do not anticipate there will be any broker non-votes on this proposal.
Proxy Solicitation
We will bear the entire cost of solicitation of proxies from our stockholders, including preparing, assembling, printing, mailing and making available the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or Preferred Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by directors, officers, employees, or agents of our company in person, by email, by telephone or by other means of communication (electronic or otherwise). No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.
Householding of Proxy Materials
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of the proxy statement, or Notice of Internet Availability of Proxy Materials, and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Other Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before our Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information Concerning Current Directors and Nominees
Our Board currently has eight members, all of whose terms expire at our Annual Meeting. Each incumbent director has been nominated for reelection to a one-year term that expires at our 2024 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board that each director has demonstrated:
•
an ability to make meaningful contributions to our Board;

•
relevant business experience; strong communication and analytical skills;

•
a reputation for honesty and ethical conduct;

•
excellent decision-making ability; and

•
good judgment.

Our Board consists of, and seeks to continue to include, persons whose diversity of skills, professional experience and background (including ethnic, gender, sexual orientation and cultural) is complementary to those of our other directors. While management presently has no knowledge that any nominee will refuse or be unable to serve as a director for the prescribed term, the proxy grants the proxy holders the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve. The current Board members, each of whom is a nominee, are as follows:
NAME	AGE	POSITION
Robert Deutschman(1)	66	Chair of the Board & Nominee
Roy H. Chestnutt(2)	63	Current Director & Nominee
Holly Hess Groos(3)	60	Current Director & Nominee
Mohan S. Gyani(4)	72	Current Director & Nominee
Jeffrey Karish(5)	49	Current Director & Nominee
Mollie V. Spilman(6)	55	Current Director & Nominee
Michelle Sterling(7)	55	Current Director & Nominee
William G. Stone III	55	Chief Executive Officer, Current Director & Nominee

(1)
Member of Audit Committee and Member of Nominating and Corporate Governance Committee

(2)
Member of Audit Committee

(3)
Chair of Audit Committee

(4)
Chair of Nominating and Corporate Governance Committee and Member of Compensation and Human Capital Management Committee

(5)
Chair of Compensation and Human Capital Management Committee

(6)
Member of Compensation and Human Capital Management Committee

(7)
Member of Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee

Director Nominees
Robert Deutschman.   Mr. Deutschman joined our Board in May 2013 and was appointed Chair of the Board in December 2014. Mr. Deutschman joined Focal Point Partners LLC, an investment bank, as a Managing Director in January 2020, which was acquired by B. Riley Financial in 2022, where he remains a Managing Director today. Prior to that time, Mr. Deutschman held various positions with the Cappello Group,

Inc., a merchant bank, since 1999, serving as Vice Chairman since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman serves on the boards of several private companies, and also serves on the Executive Committee of the Water Buffalo Club, an organization dedicated to helping kids in need in Los Angeles. He previously served on the boards of MPG Office Trust Inc., a public real estate investment trust, First Bank of Beverly Hills, and the Brookfield DTLA Fund Office Trust Investor, Inc. Mr. Deutschman holds a B.A. from Haverford College, with honors, and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone scholar.
Mr. Deutschman was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.
Roy H. Chestnutt.   Mr. Chestnutt joined our Board in June 2018. Since November 2017, Mr. Chestnutt has engaged in providing consulting services. From January 2013 to November 2017, Mr. Chestnutt served as Executive Vice President and Chief Strategy Officer of Verizon Communications Inc. (NYSE: VZ). Mr. Chestnutt was responsible for development and implementation of Verizon’s overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, he was Senior Vice President — Corporate Strategy, with responsibility for the formulation and execution of Verizon’s strategic plan addressing new markets, solution areas and services that capitalize on the company’s assets, capabilities and brand across all lines of business. Mr. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as corporate vice president of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Previously, Mr. Chestnutt was Chairman and Chief Executive Officer of Grande Communications, a facilities-based, “triple-play” communications provider in Texas. His responsibilities included leading the transition of Grande Communications from startup to a full service, market-driven company, which resulted in the successful sale of the company. Prior to joining Grande, Mr. Chestnutt was the senior vice president of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, he held positions at Nextel Communications as regional vice president of the Southwest in Austin and of the West in the San Francisco Bay Area. Mr. Chestnutt also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt serves as a member of the board of directors of Intelsat, S.A., a satellite telecom network operator. Mr. Chestnutt serves as a member of the board of directors of Telstra, Australia’s leading telecommunications and technology company. He also served on the boards of directors of the international industry association GSMA, Saudi Telecom, Boingo, and is a former chair of the Chief Strategy Officers Group including 25 global strategists from the world’s leading wireless carriers. Mr. Chestnutt holds an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University.
Mr. Chestnutt was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry and extensive industry relationships and background in strategic advising.
Jeffrey Karish.   Mr. Karish has been a member of our Board since May 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel, with a focus on investing and finance which included private equity funding, early stage venture capital funding and general investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish was formerly a member of the Board of Banc of California. Mr. Karish holds a J.D. from Harvard University, a M. Phil. in International Relations from Cambridge University, and a B.A. in History from UC Berkeley.
Mr. Karish was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.

Holly Hess Groos.   Ms. Groos joined our Board in May 2021. Ms. Groos currently serves as an external advisor for the Performance Improvement and Telecommunications practices of Bain & Company, and she has served in that position since April 2020. Prior to joining Bain & Company, from 1990 to March 2020, Ms. Groos held a variety of senior strategic roles at Verizon before retiring. Most recently, she led and accelerated Verizon’s $10BB Business Excellence cash cost reduction initiative by identifying areas to become more efficient and effective, including leveraging opportunities for scale, driving process improvement initiatives and implementing best practices. Her career at Verizon also included serving as Treasurer of Verizon, Chief Financial Officer of Verizon Media (AOL and Yahoo!), Chief Financial Officer of Verizon Wireless and head of Internal Audit for Verizon. She also created and ran an Operational Excellence organization, Verizon Lean Six Sigma, to implement process improvement, transform cost structure and redefine standards of operational excellence. Ms. Groos currently serves on the Board of Directors for the Council for Economic Education and Guiding Eyes for the Blind. Mr. Groos holds a Bachelor of Science degree in Business Administration from Miami University of Ohio, with a Major in Accounting. She is a Certified Public Accountant in the State of Ohio. She is also a Lean Six Sigma blackbelt.
The Board appointed Ms. Groos to serve as a director based on the entirety of her experience and skills, including her strategic financial leadership, business operational process experience, and extensive knowledge of the wireless technology industry.
Mohan S. Gyani.   Mr. Gyani joined our Board in January 2016. Mr. Gyani has been a private investor since 2005 and sits on the Boards of public and private companies. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive director on the board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves as a member of the board of directors and Chair of the Board Compensation Committee of Synchronoss Technologies, Inc. (Nasdaq: SNCR), a provider of cloud, digital, messaging, and Internet of Things (IoT) platforms, products, and solutions, and a member of the board of directors of Airling, a private company that provides an enterprise grade cloud and edge platform for AI and IoT. Mr. Gyani was formerly a member of the boards of directors of numerous companies, including Blackhawk Network Holdings, Inc. (Nasdaq: HAWK), a provider of prepaid payments products; IDEA Cellular, a wireless service provider; MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation; and Mobileum Inc., a provider of roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University.
Mr. Gyani was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, background in strategic advising, and deep experience serving on public and private company boards.
Mollie V. Spilman.   Ms. Spilman joined our Board in February 2022. Ms. Spilman is the Chief Revenue Officer, Advertising & Marketing Cloud, at Oracle Corporation, and has served in that position since 2019. Previously, Ms. Spilman was the Chief Operating Officer of Criteo S.A., an advertising technology company, from 2014 to 2019. From 2012 to 2014, Ms. Spilman was the Executive Vice President, Sales and Operations, of Millennial Media. Prior to Millennial Media, Ms. Spilman served as the Chief Marketing Officer of Yahoo! Inc. from 2010 to 2012. Prior to that time, Ms. Spilman served in CEO and other C-level executive positions at various online technology companies. Ms. Spilman has won several awards, including the 2017 Business Insider award as the “5th Most Powerful Woman in Mobile” and the 2017 Stevie Silver award for “Female Executive of the Year.” Ms. Spilman holds a B.A. in English Literature from Trinity College.
Ms. Spilman was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging experience in the advertising technology industry and her operational and C-level executive experience.

Michelle Sterling.   Ms. Sterling joined our Board in June 2019. Since 2020, Ms. Sterling has engaged in Human Resources consulting. From 1994 to 2020 Ms. Sterling served in various capacities at Qualcomm, Inc. (“Qualcomm”) (Nasdaq: QCOM) and had been Executive Vice President and Chief Human Resources Officer at Qualcomm since 2015. Previously, she was SVP, Human Resources at Qualcomm. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including joint ventures and divestitures. Ms. Sterling had direct responsibility for more than 33,000 Qualcomm employees worldwide and served as a member of Qualcomm’s executive committee. Ms. Sterling formerly served as a member of the board of directors of TuSimple (Nasdaq: TSP) as well as on the executive committee and board of directors of San Diego Regional Economic Development Corporation, executive committee of the Corporate Directors Forum, and previously was a board member for Girl Scouts San Diego, chair of the board of directors of Serving Seniors, vice-chair of the board of directors and chair of the advisory council of Occupational Training Services, and chair of the corporate board of directors for the San Diego Workforce Partnership. Ms. Sterling holds a B.S. in Business Management from the University of Redlands.
Ms. Sterling was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging technology experience, knowledge, and understanding of global organizational structures and human capital management.
William G. Stone III.   Mr. Stone became our Chief Executive Officer in October 2014 and was appointed to the Board in January 2015, prior to which Mr. Stone had served from November 2013 as President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Mr. Stone was the CEO and President of the smartphone application storefront provider, Handango (acquired by Appia Inc.), from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a B.A. and M.B.A. from Rice University.
Mr. Stone was nominated based on his position as our Chief Executive Officer and his extensive experience in our industry.
Required Vote
Directors are elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis. Plurality means that each nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, eight directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

BOARD MEETINGS AND COMMITTEES
During the 2023 fiscal year, our Board held five meetings. Our Board has three separately designated committees: our Audit Committee, our Compensation and Human Capital Management Committee, and our Nominating and Corporate Governance Committee, each of which has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. Each member of these standing committees has been determined to meet the standards for director independence under the rules of the SEC and is an “independent director” as defined under Nasdaq listing standards.
During the 2023 fiscal year, each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served.
Committees of the Board of Directors
Committee Composition
The following table sets forth the current membership of our Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at https://digitalturbine.com/ under “Company — Investors —
Governance — Governance Documents.”
Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Holly Hess Groos*	Jeffrey Karish*	Mohan S. Gyani*
Roy H. Chestnutt	Mohan S. Gyani	Robert Deutschman
Robert Deutschman	Mollie V. Spilman	Michelle Sterling
Michelle Sterling

*
Chair of the committee.

Audit Committee
The current members of our Audit Committee are Holly Hess Groos (Chair), Roy H. Chestnutt and Robert Deutschman. Our Audit Committee held twelve meetings during the 2023 fiscal year. The Audit Committee acts pursuant to a written charter adopted by our Board and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors, reviewing our financial statements and other relevant financial information, overseeing our internal controls, and reviewing any related party transactions. Our Board determined that each of our Audit Committee members is “independent” pursuant to the listing rules of the Nasdaq Stock Market (“Nasdaq”) and SEC rules and regulations, and that each of Ms. Groos and Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules. The charter of our Audit Committee is available on our website at https://digitalturbine.com/ under “Company — Investors — Governance — Governance Documents”.
Compensation and Human Capital Management Committee
The current members of our Compensation and Human Capital Management Committee are Jeffrey Karish (Chair), Mohan S. Gyani, Mollie V. Spilman and Michelle Sterling. Our Compensation and Human Capital Management Committee held ten meetings during the 2023 fiscal year and is primarily responsible for reviewing and approving our general compensation policies and setting both the cash and non-cash compensation levels for our executive officers. Our Compensation and Human Capital Management Committee also has the authority to administer our stock incentive plan and to make stock option and other stock incentive grants under our stock incentive plan. The Compensation and Human Capital Management Committee engaged an independent compensation consultant to advise on matters including information on trends, recommendations for potential peer companies, and analyses of competitive practices and compensation for executive officers and directors.
All members of the Compensation and Human Capital Management Committee are “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are “independent” pursuant to Nasdaq listing rules and SEC rules and regulations. The Compensation and Human Capital Management Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://digitalturbine.com/ under “Company —  Investors — Governance — Governance Documents”.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Mohan S. Gyani (Chair), Robert Deutschman and Michelle Sterling. Our Nominating and Corporate Governance Committee held one meeting during the 2023 fiscal year. Our Nominating and Corporate Governance Committee annually screens and recommends to the Board qualified candidates for election or appointment to our Board, recommends the number of members of our Board, evaluates and reviews the independence of existing and prospective directors and oversees corporate governance matters. The members of the Nominating and Corporate Governance Committee are non-employee directors and are “independent” directors under Nasdaq listing rules, and SEC rules and regulations. The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://digitalturbine.com/ under “Company — Investors — Governance — Governance Documents”.

CORPORATE GOVERNANCE
Board Leadership Structure
The roles of Chair of the Board and Chief Executive Officer are held by different individuals. At this time, our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.
Role of the Board of Directors in Risk Oversight
One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assists in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.
Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is apprised during each fiscal year of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation and Human Capital Management Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.
Code of Business and Ethical Conduct
The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•
accountability for adherence to the Code of Conduct.

A full text of our Code of Conduct is published on our website at https://digitalturbine.com/ under “Company — Investors — Governance — Governance Documents.” If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Conduct to any such person, we will disclose such amendment or waiver on our website at https://digitalturbine.com/ under “Company — Investors — Governance — Governance Documents”.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines, which set forth a flexible framework within which our Board of Directors, assisted by Board committees, direct the affairs of our Company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, succession planning for our Chief Executive

Officer, board committees and selection of new directors. A full text of our Corporate Governance Guidelines is published on our website at https://digitalturbine.com/ under “Company — Investors — Governance — Governance Documents.”
We currently do not believe that a fixed retirement age or term limits for directors is appropriate.
Insider Trading Policy
Under the terms of our insider trading policy, directors, officer and employees may not trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a loan (not including margin debt) if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Director Independence
Our Nominating and Corporate Governance Committee annually reviews and recommends that the Board determine the independence of each director and nominee for election as a director in accordance with the independence standards set forth in the Nasdaq listing rules and SEC rules and regulations (the “Independence Standards”). Based on the Independence Standards, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the Independence Standards. Our Board has determined that each of Robert Deutschman, Roy H. Chestnutt, Holly Hess Groos, Mohan S. Gyani, Jeffrey Karish, Mollie V. Spilman and Michelle Sterling, who collectively constitute a majority of our Board, is independent.
Stockholder Nominations and Bylaw Procedures
Our Nominating and Corporate Governance Committee recommends, and our Board of Directors nominates, candidates to be submitted to the stockholders for election as directors. Our Nominating and Corporate Governance Committee and our Board of Directors considers whether non-employee director nominees are independent as defined in the corporate governance listing standards of the Nasdaq Stock Market and whether they have a prohibited conflict of interest with our business and the other factors referenced under “Proposal No. 1 — Election of Directors — Information Concerning Current Directors and Nominees”.
Diversity of ethnicity, gender, sexual orientation, cultural background and professional skillset is a factor that our Nominating and Corporate Governance Committee takes into account in identifying director nominees. The Nominating and Corporate Governance Committee believes that such diversity is important because different points of view and varied board member backgrounds and professional and practical experience can contribute to the quality of the Board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation and effectiveness of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate our Board’s fulfillment of its responsibilities.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by the directors. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with our Chair and other directors to determine if the candidate is a good fit with the rest of our Board of Directors.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by stockholders who are entitled to vote for the election of directors at an annual meeting of stockholders and who comply with the advance notice procedures for director nominations set forth in our Bylaws. These procedures require that notice of the director nomination be made in writing to our Corporate Secretary. The notice must be received at our executive offices not less than 90 days nor more than

120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to stockholders or made public, whichever occurs first. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as recommendations for other candidates. Our Bylaws require the notice of director nomination to include certain specified information regarding the nominating stockholder and the nominee.
Board Evaluation Process
Our Board of Directors and each of our Board committees conducts an annual self-evaluation to assess its performance. Each director participates in these evaluations and our counsel and the Chair of our Nominating and Corporate Governance Committee then review and discuss the results with the full Board. In addition, as part of the process of considering directors for re-election to the Board, individual directors are annually informally evaluated by the Nominating and Corporate Governance Committee on the basis of our needs from a professional and diversity standpoint (taking into account the diversity factors described above) and directors’ attendance at meetings and their preparedness, participation, candor and overall contribution to the Board, as well as other criteria that the Nominating and Corporate Governance Committee deems appropriate.
Executive Sessions of Independent Directors
The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, after each Board and Board Committee meeting (unless circumstances warrant otherwise).
Stockholder Communication with Board Members
If a stockholder desires to send a communication to our Board of Directors, any individual director or the non-management directors as a group, the stockholder should send the communication by e-mail by visiting our website (www.digitalturbine.com), clicking on “Contact Us” and addressing the communication to the Chair of the Board or by mail addressed as follows:
Digital Turbine, Inc.
100 San Antonio Street, Suite 160
Austin, Texas 78701
Attention: Chair of the Board
The Chair of our Board of Directors will forward the communication to the other board members. If a stockholder desires to send a communication to a specific board member, the stockholder should send the communication to the above address to the attention of the specific board member.
Board Member Attendance at Annual Meetings
Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Six out of eight of our directors then serving on the board of directors attended our 2022 annual meeting of stockholders.
Board Diversity
We seek to have a Board that represents diversity of ethnicity, gender, sexual orientation, cultural background and professional experience, and our Nominating and Corporate Governance Committee takes these factors into account in identifying director nominees. The Nominating and Corporate Governance Committee believes that diversity is important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the Board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation, and effectiveness of the Board.

Board Diversity Matrix (As of July 18, 2023)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
People and Culture
We believe the strength of our workforce is critical to our success as we strive to become a more inclusive and diverse technology company. As of March 31, 2023, we employed approximately 777 full-time employees globally, including 357 employees in North America, 337 employees in Europe and the Middle East, 69 employees in Asia Pacific, and 14 employees in Latin America. Our key human capital management objectives are to attract, retain, and develop the talent we need to deliver on our commitment to offer and deliver exceptional products and services. Examples of our key programs and initiatives that are focused on achieving these objectives include:
Total Compensation and Benefits.   Our guiding principles are anchored on the goals of being able to attract, incentivize, and retain talented employees. We believe in economic security for all employees and have adopted a Living Wage policy. All employees are eligible for performance bonuses. In addition, substantially all employees receive a new-hire long-term incentive equity grant and an annual long-term incentive equity grant, based on performance. We also provide our employees with twelve weeks of paid short-term disability at 100% of base pay, which includes parental leave.
Diversity and Inclusion.   We take great pride in our focus and commitment to diversity and inclusion. We seek a diverse and inclusive work environment and transparently measure our progress to ensure that our employee populations are reflective of the communities in which we reside. We evaluate all of our people practices, particularly in talent acquisition and pay equity. We benchmark our demographics to our industry, both at an overall level and a professional category level (VPs and above, directors, managers, individual contributors and administrative), and note that we continue to make progress each year.
Culture and Values.   We have adopted our culture values of Hustle, Results, Accountability, Global, Freedom and Laugh to help create and foster a culture where every employee is empowered, engaged and trusted to be their best at work. We sponsor and support our Community Action Teams, which is an employee-led program designed to create purposeful action to build a stronger and better-connected team. The Community Action Teams have helped drive meaningful advancements in on-boarding, cross-functional understanding, a mentoring program, and a Digital Turbine Gives campaign where employees volunteer in the community over a six-week period on an annual basis.
Workplace Flexibility.   As part of our “Freedom” value, and before the COVID-19 pandemic drove a shift to remote work, we established a workplace strategy to provide more flexible work options to our employees. As a result, we had process, culture, and technology in place that allowed us to seamlessly pivot to a fully remote workforce following the onset of the COVID-19 pandemic. As the COVID-19 pandemic has abated and recognizing the importance of in-person collaboration, we have instituted “return-to-office” policies. Employees that are located near our office locations work in-person based on the needs of their teams. As a result, we are able to continue to offer flexibility to our employees while enhancing collaboration and effectiveness among our teams.
Health, Safety and Wellness.   The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs. We continue to evolve our programs to meet our employees’ health and wellness needs.
Key Corporate Governance Practices
In addition to the corporate governance practices discussed above in this “Corporate Governance” section of the Proxy Statement, we have established additional corporate governance standards and practices designed to help create long-term value for our stockholders and positive influences on the governance of the Company. These additional key corporate governance practices include the following:
Annual Board evaluations and commitment to Board refreshment:   our Board engages in an annual evaluation and skillset determination process and is committed to a rigorous self-evaluation whereby each director must “earn” his or her annual nomination for election from the Nominating and Corporate Governance Committee.
Annual director elections:   all of our directors are subject to evaluation and election by the stockholders on an annual basis, rather than having a classified board of directors.
Board diversity:   we are proud of the diversity and strength of our Board. Currently, half of our Board members are gender or ethnically diverse. See discussion under “Board Diversity” above.
Independent Board Chair:   we maintain an independent Board Chair who is separate from the Chief Executive Officer. See discussion above under “Board Leadership Structure”.
Independent Board:   all the Board members other than the Chief Executive Officer are independent Board members, meaning 88% of the Board is comprised of independent directors.
Stockholders’ right to call special meetings:   under our bylaws, our stockholders have the right to call special meetings of stockholders.
Stockholders’ right to act by written consent:   under our bylaws, our stockholders have the right to act by written consent.
Stockholders’ right to amend our charter documents:   our stockholders retain the right to amend both our certificate of incorporation and bylaws, and there are no supermajority vote requirements to do so.
No shareholder rights plan:   we do not maintain a shareholders’ rights plan or a poison pill.
Responsible data privacy governance and responsible advertising:   we maintain strong compliance and oversight processes in our collection and use of data and to help ensure responsible advertising on our platforms.
Environmental
Generally speaking, the operations of the Company are platform software development, products and services, and have less environmental impact than many other companies’ operations and businesses. However, we are mindful of sustainability and our environmental footprint. The Company will continue to monitor the development of the SEC’s recent climate-related proposed rules and will continue to consider the environmental footprint of the Company’s operations, which a view towards measurement and consideration in light of the final climate-related disclosure rules of the SEC. The Board is also considering to what extent ESG factors should be considered in assessing performance of the Company’s executives and determination of annual and long-term incentive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
Our related party transaction policy complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. This review will cover any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the benefits to the Company, the availability of other sources for comparable products or services, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the materiality of the transaction to the related party, the customary (or non-customary) nature of the terms of the transaction, the terms available to unrelated third parties, the appearance of an improper conflict of interest for any related party, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, and the potential violations of other corporate policies.
If we enter into such a related party transaction that has not received approval of the Audit Committee, or a transaction that was not originally such a related party transaction but later becomes a related party transaction, the Audit Committee will review the transaction promptly and may ratify the transaction.
Since April 1, 2022, there have been no transactions required to be reported in this section.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers who are not also members of our Board as of the date of this Proxy Statement:
NAME	AGE	POSITION
Barrett Garrison	47	Executive Vice President and Chief Financial Officer
Matthew Gillis	51	President
Senthil Kanagaratnam	49	Chief Technology Officer
Michael B. Miller	48	Chief Accounting Officer
Biographical information regarding Mr. Stone is set forth above under “Election of Directors (Proposal 1) — Information Concerning Current Directors and Nominees.”
Barrett Garrison.   Mr. Garrison became our Executive Vice President and Chief Financial Officer in September 2016. Prior to joining the Company, Mr. Garrison was the Chief Financial Officer of Competitor Group, Inc., a media and event company in the active lifestyle industry, from March 2014 to March 2015; the Chief Financial Officer of Netspend, a division of TSYS Company (NYSE: TSS), a leading provider of reloadable prepaid debit cards, from June 2013 to March 2014, and the Treasurer/VP of Finance from October 2008 to June 2013. Prior to his Netspend position, Mr. Garrison served in senior financial roles at Dell Financial Services, Seiko Instruments International and Austaco, Inc. Mr. Garrison holds an M.B.A. with a concentration in Finance and a B.B.A. in Finance from St. Edwards University and The University of New Mexico, Robert O. Anderson School of Management, respectively.
Matthew Gillis.   Mr. Gillis became our President of On Device Solutions in January 2022 and President of the Company in July 2022. Prior to joining the Company, Mr. Gillis was the Chief Executive Officer of Clean.io, a cyber security company dedicated to safeguarding user experience, from January 2019 to June 2021. Previously, Mr. Gillis served in senior leadership positions during a number of acquisitions under Verizon: from June 2017 to August 2018 as Senior Vice President of Publisher Platforms at Oath; from November 2015 to June 2017 as Senior Vice President at AOL Platforms leading their publisher platforms; and at Millennial Media, as President, Platform Business from October 2014 to November 2015, EVP of Global Monetization Solutions from April 2013 to October 2014, SVP of Global Monetization Solutions from August 2011 to April 2013, and Senior Vice President of Business Development from August 2010 to August 2011. Prior to this Mr. Gillis served in senior roles at Capcom Interactive Inc, Cosmic Infinity, and more. Mr. Gillis has served as a Board Member of 33Across since August 2021. Mr. Gillis holds a BA in Communication Studies from Wilfrid Laurier University.
Senthil Kanagaratnam.   Mr. Kanagaratnam became our Chief Technology Officer in November 2022. Prior to joining the Company, from 2020 to November 2022, Mr. Kanagaratnam served as the Head of Engineering and Products at Meta and led the horizontal infrastructure, security and privacy engineering organization for Reality Labs at Meta. From 2018 to November 2020 he served as the Senior Vice President of Global Engineering and Services at TiVo Corp. Prior to that time, Mr. Kanagaratnam held senior engineering positions at Verifone Systems, Inc., Tranzfinity, a fintech company that he co-founded, and other companies. He received his Bachelor of Science in Computer and Information Systems from University of London and his Master of Science in Software Management from Carnegie Mellon University.
Michael B. Miller.   Mr. Miller became our Chief Accounting Officer in August 2021. From 2017 until he joined the Company, Mr. Miller served as Vice President and Corporate Controller of CyrusOne, Inc., a publicly-traded real estate investment trust, where he oversaw accounting, consolidation and internal control activities. From 2009 to 2017, Mr. Miller served in various accounting positions with L3 Technologies, an aerospace and electronics systems company, including as Aerospace Systems Segment Vice President and Controller from 2015 to 2017 and Assistant Corporate Controller from 2009 to 2014. Mr. Miller also previously served as a senior audit manager for both PricewaterhouseCoopers, LLP and KPMG, LLP. Mr. Miller is a certified public accountant. He received his BBA in Accounting and Finance from the University of Cincinnati in 1998.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis includes a discussion of compensation for the following current executive officers during the fiscal year ended March 31, 2023, who are our named executive officers:
•
William G. Stone III, Chief Executive Officer

•
Barrett Garrison, Executive Vice President and Chief Financial Officer

•
Matthew Gillis, President

•
Senthil Kanagaratnam, Chief Technology Officer

•
Michael B. Miller, Chief Accounting Officer

Mr. Kanagaratnam joined the Company in October 2022.
Compensation Philosophy and Objectives
We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.
We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:
•
attracting and retaining talented and experienced executives;

•
motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and

•
providing fair and competitive compensation.

Administration and Process
Our executive compensation program is administered by our Compensation and Human Capital Management Committee (the “Compensation Committee”). Historically, base salary, annual bonus structure and long-term equity compensation of our executive officers have been governed by the terms of their individual employment agreements. With respect to our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes milestone performance levels for incentive bonuses that take into account a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.
In determining executive compensation for fiscal year 2023, the Compensation Committee’s goal was to reward the named executive officers for their respective responsibilities and Company-wide and individual performance. We believe that this policy is intended to help the Company maintain compensation practices that are competitive with those in the industry. Our Chief Executive Officer may also assist by making recommendations to the Compensation Committee specific to determining compensation for the other named executive officers.

Elements of Executive Officer Compensation
Overview.   The compensation packages for our senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as annual cash bonuses and equity or equity-based awards, are variable and dependent upon our financial and market performance and individual performance. Our policy generally is to emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as Company performance and total shareholder return. In the case of equity or equity-based awards, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance and incentivize them to create additional shareholder value.
Our Compensation Committee may review total compensation to see if it generally falls in line with peer companies and may also look at overall market data. In fiscal year 2023, the Compensation Committee engaged a compensation consultant (Pearl Meyer) for background information as to general compensation levels, including base salary, annual cash incentives, and long-term equity incentive compensation, currently being offered in our industry as well as board compensation levels. For further information about the compensation consultant and its services, see “Role of Compensation Consultant” directly below.
Role of Compensation Consultant.   During fiscal year 2023, the Compensation Committee engaged a professional compensation consultant, Pearl Meyer, an industry leading global human resources consulting firm, to provide advice and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer, chief financial officer, president and chief technology officer and (ii) reviewing and analyzing market data related to such executive officers’ base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Pearl Meyer reported directly to the Compensation Committee. Prior to such engagement, Pearl Meyer did not provide any services to the Company or its management other than those provided to the Compensation Committee. The Compensation Committee considered factors relevant to Pearl Meyer’s independence, such as other services provided by and fees paid to Pearl Meyer.
The Compensation Committee reviewed executive remuneration survey data provided by Pearl Meyer of primarily tech companies within a specific range of market capitalization and revenues earned similar to the Company in 2023.
Competitive Benchmarking.   The Compensation Committee compares total compensation opportunities to competitive benchmarks when setting pay levels for the NEOs. The Compensation Committee had Pearl Meyer perform a peer group market survey based on data obtained from a peer group of publicly traded companies. This peer group consists of 16 companies of similar size, industry and operational profile as the Company. The companies included in our 2023 peer group are listed below:
•
Advantage Solutions Inc.

•
CarGurus, Inc.

•
Criteo S.A.

•
EverQuote, Inc.

•
E2open Parent Holdings, Inc.

•
Integral Ad Science Holding Corp.

•
Magnite, Inc.

•
PROS Holdings, Inc.

•
QuinStreet, Inc.

•
Quotient Technology Inc.

•
Stagwell Inc.

•
Tech Target, Inc.

•
Thryv Holdings, Inc.

•
Upland Software, Inc.

•
Yext, Inc.

•
Zeta Global Holdings Corp.

Base Salary.   We pay our executives a base salary pursuant to the terms of employment arrangements, which are all at-will arrangements without a definite term. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We also seek over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.
NEO	FY 2022 Base Salary	Increase	FY 2023 Base Salary
William Stone	$575,000	$50,000	$625,000
Barrett Garrison	$365,000	$35,000	$400,000
Matthew Gillis	$400,000	—	$400,000
Senthil Kanagaratnam	—	—	$400,000
Michael Miller	$275,000	$35,000	$310,000
The annual salary of our Chief Executive Officer, William G. Stone III, was increased from $575,000 to $625,000 for fiscal year 2023 in May 2022 due to performance and to further align Mr. Stone’s base salary with the median set forth in the peer group market survey data.
The annual salary of our Chief Financial Officer, Barrett Garrison, was increased from $365,000 to $400,000 for fiscal year 2023 in May 2022 due to performance and to further align Mr. Garrison’s base salary with the median set forth in the peer group market survey data and for pay equity purposes.
The annual salary of our Chief Accounting Officer, Michael Miller, was increased from $275,000 to $310,000 in August 2022 due to performance and to further align Mr. Miller’s base salary with the median set forth in the peer group market survey data and for pay equity purposes.
Mr. Kanagaratnam joined the Company during the fiscal year ended March 31, 2023.
The annual salaries of Mr. Stone, Garrison, Gillis and Kanagaratnam were increased to $650,000, $420,000, $420,000 and $420,000, respectively, for fiscal year 2024 due to performance and to further align their base salaries with the median set forth in the peer group market survey data.
We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required. Our Compensation Committee may however increase base salaries of our executive officers from time to time in its discretion based on its assessment of market compensation, individual performance, retention, assuming new or additional responsibilities, and other factors our Compensation Committee deems relevant.
Performance Bonuses.   Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon Company performance and individual performance during the fiscal year. Historically, for our CEO and CFO, factors given considerable weight in establishing bonus performance criteria are revenues and non-GAAP adjusted EBITDA, which is GAAP net earnings or loss excluding various cash and non-cash expenses, including: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Our Compensation Committee utilizes the adjusted EBITDA amounts publicly-reported by the Company. Pursuant to Mr. Stone’s employment agreement, Mr. Stone is eligible to receive annual cash incentives by attainment of revenue and earnings (adjusted EBITDA) goals set by our Compensation Committee, after consultation with Mr. Stone, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings (adjusted EBITDA). The annual cash incentives for fiscal year 2023 will equal up to 50%, 100% or 200% of Mr. Stone’s base salary ($625,000 for fiscal year 2023) based on the level of goal achievement. The revenue and earnings (adjusted EBITDA) goals each represent 40% of the total bonus opportunity, while the remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance and other factors the Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2023, the Company did not achieve the minimum threshold revenue and adjusted EBITDA goals for fiscal year 2023. As a result, Mr. Stone was paid no performance bonus based on revenue or adjusted EBITDA achievement. The Compensation Committee determined to pay Mr. Stone a discretionary bonus of $62,500, which is equal to 20% of the threshold target bonus amount for fiscal year 2023, which is the allowable discretionary amount under Mr. Stone’s employment agreement if the performance goals are not achieved. The Compensation Committee decided to pay such bonus in recognition of Mr. Stone’s individual performance during fiscal year 2023.
Pursuant to Mr. Garrison’s employment agreement, Mr. Garrison is eligible to receive annual cash incentives by attainment of revenue and earnings (adjusted EBITDA) goals set by our Compensation Committee, after consultation with Mr. Garrison, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings (adjusted EBITDA). The annual cash incentives will be for up to 50%, 100% or 200% of Mr. Garrison’s base salary ($400,000 for fiscal year 2023) based on the level of goal achievement. The earnings (adjusted EBITDA) goal represents 50% of the total bonus opportunity and the revenue goal represents 30% of the total bonus opportunity, while the remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance and other factors the Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2023, the Company did not achieve the minimum threshold revenue and adjusted EBITDA goals for fiscal year 2023. As a result, Mr. Garrison was paid no performance bonus based on revenue or adjusted EBITDA achievement. The Compensation Committee determined to pay Mr. Garrison a discretionary bonus of $40,000, which is equal to 20% of the threshold target bonus amount for fiscal year 2023, which is the allowable discretionary amount under Mr. Garrison’s employment agreement if the performance goals are not achieved. The Compensation Committee decided to pay such bonus in recognition of Mr. Garrison’s individual performance during fiscal year 2023.
For both executives, if any extraordinary event occurs during the period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement.
Mr. Gillis, Mr. Kanagaratnam and Mr. Miller are entitled to annual cash incentive bonuses through their participation in the Company-wide annual bonus plan. Generally, the Compensation Committee sets a bonus target for each such executive (for fiscal year 2023, 100% of annual base salary for Mr. Gillis, 50% of annual base salary for Mr. Kanagaratnam and 40% of annual base salary for Mr. Miller) and considers company performance, particularly the achievement of revenues and earnings (adjusted EBITDA). In addition, such target percentages can be modified based on performance of each executive’s area of responsibility and individual performance. Under the terms of Mr. Kanagaratnam’s employment agreement, due to his joining the Company in October 2022, his fiscal year 2023 annual incentive compensation was set at 100% of his target annual bonus (which is 50% of his annual base salary) (but subject to Company and individual achievement of goals) pro-rated for the number of days employed during fiscal year 2023. The Company did not achieve the minimum performance goals (revenue and adjusted EBITDA) for fiscal year 2023 and, as a result, no annual cash incentive bonuses were paid to Messrs. Gillis, Kanagaratnam and Miller for fiscal year 2023.
Under Mr. Kanagaratnam’s employment agreement, the Company paid Mr. Kanagaratnam a signing bonus of $250,000. If Mr. Kanagaratnam voluntarily terminates his employment or if the Company terminates his employment for cause (as defined in Mr. Kanagaratnam’s employment agreement) (a) prior to the first anniversary of his start date, Mr. Kanagaratnam must repay 50% of the signing bonus back to the

Company and (b) on or after the first anniversary and prior to the second anniversary of his start date, Mr. Kanagaratnam must repay 33% of the signing bonus back to the Company.
See “SUMMARY COMPENSATION TABLE” for details on cash incentives earned by our named executive officers.
For fiscal year 2024, the Compensation Committee intends to utilize the same or similar criteria as described above for fiscal year 2023 in determining annual incentive compensation for our named executive officers. For fiscal year 2024, the Compensation Committee increased the target bonus for fiscal year 2024 annual incentive compensation from 100% to 150% of annual base salary for Mr. Stone and 50% to 75% of annual base salary for Mr. Kanagaratnam.
In addition, Mr. Stone and Mr. Garrison both agreed that, notwithstanding any provision to the contrary in their respective employment agreements, the Board and the Compensation Committee may set the threshold, target and stretch percentages for annual incentive compensation, along with the percentage allocation of the performance goals’ impact on annual incentive compensation, in their discretion.
The Compensation Committee may utilize other or different performance measures in assessing the performance of our named executive officers in determining annual incentive compensation. In addition, the Compensation Committee may increase or decrease the annual incentive target percentages of base salary and allocation of performance goal percentage contributions for the annual incentive opportunity for the named executive officers. In addition, the Compensation Committee has the discretion to award discretionary bonuses to our named executive officers in addition to the annual incentive awards programs described above or otherwise during the fiscal year based on individual performance, achievement of goals or milestones, assuming new or additional responsibilities, or other factors the Compensation Committee deems relevant.
Equity and Equity-Based Compensation.   We believe that equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer and employee interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.
Pursuant to Mr. Stone’s and Mr. Garrison’s employment agreements, the executive is eligible to receive long term incentive (“LTI”) equity grants each fiscal year for a number of shares that is within the sole discretion of the Compensation Committee. Each annual LTI grant is to consist of time vesting and performance vesting restricted stock units. Time vesting LTI restricted stock units (“RSUs”) are to vest over four years after grant and, subject to certain exceptions, any such awards that have not vested prior to any termination of the executive’s employment will terminate. Time vesting LTI stock option awards are to vest over four years after grant and, subject to certain exceptions, any such awards that have not vested prior to any termination of the executive’s employment will terminate. Performance vesting LTI stock units are to be contingent on achievement of three year revenue and adjusted EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, based on a Board approved three year operating plan. The revenue and adjusted EBITDA goals each represent 50% of the performance vesting opportunity, and the levels of attainment are 50%, 100% and 200% of the applicable revenue and adjusted EBITDA goals set by the Compensation Committee. No performance vesting awards will vest with respect to any performance goal not met at the 50% level, and vesting of performance awards will not exceed 200% for performance above the 200% level. Any performance vesting awards will be earned on the third anniversary of the grant date, based on performance attainment, provided the executive is employed through such date. Except in connection with terminations without cause or for good reason, if the executive’s employment with the Company terminates prior to the third anniversary of the applicable grant date, performance vesting units will not vest and will terminate immediately upon such termination of employment. Any performance vesting units will be subject to a negative discretion clawback up to two years after the vesting date in connection with adverse financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.
For both executives, if any extraordinary event occurs during the three year period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement. The performance goals were revised as a result of the Company’s acquisitions of Fyber N.V. and AdColony Holding AS during the first quarter of fiscal 2022 and the acquisition of Mobile Posse, Inc. in first quarter of fiscal year 2021. Achievement of the revenue goal was measured on a gross basis rather than a net basis despite the restatement of fiscal year 2022 quarterly results due to the need to utilize a consistent methodology to assess the achievement of the revenue performance goal, which was established on a gross basis. Fiscal year 2023 Awards. During fiscal year 2023 (in May 2022), we awarded Messrs. Stone, Garrison and Gillis time vesting RSUs and performance vesting performance stock units (“PSUs”). The RSUs of 140,660 shares for Mr. Stone, 52,513 shares for Mr. Garrison, and 26,257 shares for Mr. Gillis, respectively, vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023), and the balance vesting proportionately each quarter during the remaining three years beginning on August 27, 2023 through May 27, 2026.
The PSUs granted to Messrs. Stone, Garrison and Gillis were for a target number of 70,330 shares, 26,257 shares, and 11,253 shares, respectively, on the following terms. The PSUs will vest based 50% upon achievement of a three-year revenue target and 50% upon achievement of a three-year adjusted EBITDA target determined by the Board, with threshold, target and stretch target payout percentages of 50%, 100%, and 167% of the target number of shares based on the extent of achievement of such revenue and adjusted EBITDA targets. In addition, the number of PSUs that will vest is subject to a total shareholder return (“TSR”) modifier that may increase the target number of shares vested based on a comparison of the Company’s TSR for the three-year period from the grant date until the third anniversary of the grant date (the “Performance Period”) to the TSR of the S&P Software and Services Select Industry Index (the “Peer Index”) over the Performance Period, as set forth in the following table:
Performance measure	Performance Goals Relative TSR (Company compared to the S&P Software and Services Select Industry Index)			Relative TSR Multiplier
	Threshold	Target	Stretch	Threshold	Target	Stretch
Relative TSR	2+ CAGR percentage points above	7+ CAGR percentage points above	12+ CAGR percentage points above	100%	110%	120%
Thus, each of the executives has the opportunity to vest from 50% to a maximum of 200% of the PSUs granted to him depending on the extent to which the revenue and adjusted EBITDA performance goals are achieved or exceeded and where the Company’s TSR for the Performance Period ranks by comparison to the TSR of the Peer Index for the Performance Period. If the absolute Company TSR for the Performance Period is negative, then the Relative TSR Multiplier will equal 100%. If the Company’s achievement of Performance Goals or if the Relative TSR falls in between the threshold and stretch percentages, such amounts will be interpolated on a linear basis in calculating the number of target shares vested. The actual number of shares ultimately deliverable to the executives under the PSUs ranges from 0 to 200% of the target number of shares, depending upon the extent to which the performance criteria are satisfied.
In addition, we awarded Messrs. Stone, Garrison and Gillis stock options to purchase 113,436, 42,349 and 18,150 shares of our common stock, respectively. The stock options were granted with an exercise price at a 10% premium to the closing price of the Company’s common stock on the grant date (i.e., 110% of such closing price). Such stock options vest over four years, with one-fourth vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning on August 27, 2023 through May 27, 2026.
Mr. Kanagaratnam received the following equity grants upon joining the Company:
•
stock options to acquire 69,005 shares, such stock options to vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting pro rata on a quarterly basis over the remaining two years;

•
new-hire RSUs covering 114,660 shares, such RSUs to vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting pro rata on a quarterly basis over the remaining two years;

•
incentive RSUs covering 20,475 shares, such RSUs to vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting pro rata on a quarterly basis over the remaining two years.

In addition, as part of the regular annual long-term incentive grants, in April 2022 we granted Mr. Miller stock options to purchase 7,438 shares. These stock options vest in equal monthly installments over the three-year period following the grant date.

Special Fiscal Year 2023 Awards.   In December 2022, Mr. Miller was identified as key talent to retain and, therefore, was awarded time-vesting RSUs covering 15,837 shares. These RSUs vest 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date.
In April 2022, we awarded employee retention RSU grants and, pursuant to this retention grant program, awarded Mr. Miller time-vesting RSUs covering 6,157 shares. These RSUs vest over three years, with one-third vesting on the first anniversary of the grant date and the balance vesting proportionately each quarter during the remaining two years.
Fiscal Year 2024 Awards.   As part of the regular annual long-term incentive grants, in May 2023, we awarded Messrs. Stone, Garrison, Gillis and Kanagaratnam time vesting RSUs and performance vesting PSUs. The time-vesting RSUs of 106,198 shares for Mr. Stone, 43,524 shares for Mr. Garrison, 26,114 shares for Mr. Gillis, and 21,762 shares for Mr. Kanagaratnam, respectively, vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024), and the balance vesting proportionately each quarter during the remaining three years beginning on August 22, 2024 through May 22, 2027.
We awarded Messrs. Stone, Garrison, Gillis and Kanagaratnam PSUs covering 212,396, 87,047, 52,228, and 43,524, shares, respectively, that will vest one-third based upon achievement of a three-year revenue target and one-third based upon achievement of a three-year adjusted EBITDA target, and one-third based on total shareholder return (“TSR”), with threshold, target and stretch target payout percentages of 50%, 100%, and 200% of the target number of shares based on the extent of achievement of the applicable performance targets. The TSR performance achievement will be determined based on the Company stock price performance over the three-year period as follows: 20% CAGR (threshold), 30% CAGR (target) and 40% CAGR (stretch), measured from the grant date. Thus, each executive has the opportunity to vest from 50% to a maximum of 200% of such PSUs depending on the extent to which the revenue, adjusted EBITDA and TSR performance goals are achieved.
We also awarded Messrs. Stone and Garrison PSUs covering 69,638 and 34,819, shares, respectively, that will vest based on meeting both of the following performance hurdles, with vesting payout percentages of the target number of shares as follows based on meeting such hurdles:
	Threshold 100% Vesting	Target 150% Vesting	Stretch 200% Vesting
Hurdle #1: Absolute TSR	3.0x grant date closing price	3.5x grant date closing price	4.0x grant date closing price
Hurdle #2: Relative TSR	Index CAGR + 2%	Index CAGR + 4%	Index CAGR + 6%
The absolute TSR performance achievement will be determined based on the Company stock price performance over the three-year period measured from the grant date. The relative TSR will be determined based on a comparison of the Company’s TSR over the three-year period to the TSR of the S&P Software and Services Select Industry Index over the same period. Thus, each executive has the opportunity to vest from 100% to a maximum of 200% of such PSUs depending on the extent to which both the absolute TSR and relative TSR performance hurdles are achieved. If achievement of at least the threshold level is not achieved for both of the performance hurdles, then none of the PSUs will vest.
If the Company’s achievement of performance goals falls in between the threshold and stretch percentages, such amounts will be interpolated on a linear basis in calculating the number of target shares vested.
In addition, we awarded Messrs. Stone, Garrison, Gillis and Kanagaratnam stock options to purchase 156,870, 64,291, 38,575, and 32,145 shares, respectively. The stock options were granted with an exercise price equal to the closing price of our common stock on the grant date. Such stock options vest over four years, with one-fourth vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years beginning on August 22, 2024 through May 22, 2027.
Also, as part of the regular annual long-term incentive grants, in April 2023, we granted Mr. Miller RSUs covering 25,265 shares. These RSUs vest in equal quarterly installments over the three-year period following the grant date.

Special Fiscal Year 2024 Retention Awards.   In April 2023, we granted employees special retention RSUs. Messrs. Gillis, Kanagaratnam and Miller were granted RSUs covering 16,393, 3,279, and 5,411 shares, respectively. These RSUs vest 50% on July 12, 2023 and the remaining 50% on October 12, 2023.
Other.   Mr. Stone and Mr. Garrison both agreed that the threshold, target and stretch percentages for long-term incentive performance-based restricted stock units may be set in the discretion of the Compensation Committee and the Board from time to time notwithstanding the terms in their respective employment agreements.
Our Compensation Committee may from time to time grant stock options, restricted stock, restricted stock unit, performance stock, and performance stock unit equity awards to our named executive officers based on the discretion of the Compensation Committee, taking into account Company-wide performance, Company division performance, market assessment, individual performance, achievement of goals or milestones, assuming new or additional responsibilities, retention, or other factors the Compensation Committee deems relevant. In addition, the Compensation Committee may in its discretion increase or decrease the performance goals, percentage attainment levels of such goals and percentage allocation of performance goals or utilize other or different performance measures with respect to the annual PSU grants based on the above factors.
We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Consistent with the employment agreements of the CEO and CFO, the Compensation Committee does not determine the annual cash incentive or LTI awards for the CEO, CFO, president and CTO, until the Compensation Committee has final audited financial statements with which to make such determinations. The Compensation Committee has historically made such determinations after completion of such audit and before public announcement of the audited results and intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants after consultation with the executives). The authority to make equity or equity-based awards to our executive officers rests with our full Board, based upon recommendations made by the Compensation Committee, or by the Compensation Committee acting alone. The Compensation Committee considers the input and recommendation of our Chief Executive Officer in setting the compensation of our other executive officers, including the determination of appropriate levels of equity or equity-based grants.
Other Benefits and Perquisites.   Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.
The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. We value perquisites, if any, at their incremental cost to us in accordance with SEC regulations.
We believe that the benefits and perquisites, if any, we provide to our named executive officers are within competitive practice and customary for executives in similar positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our stockholders.
Stock Ownership Guidelines.   To further align our executives’ financial interests with those of our stockholders, we adopted the following minimum stock ownership guidelines:
CEO      5x annual base salary
COO      2x annual base salary
The executives have five years following initial appointment to meet the guidelines. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share.
Mr. Stone has met the above guidelines.

The Company does not currently have a COO.
Tax Deduction of Executive Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) limits the corporate tax deduction for compensation paid to the named executive officers (along with other Section 162(m) covered employees) by publicly held companies like us to $1,000,000 each tax year. This limitation applies to compensation paid to or with respect to anyone who is a named executive officer (or other Section 162(m) covered employee), even if the individual is not a named executive officer (or other Section 162(m) covered employee) in the year for which deduction would be taken. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation subject to the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017.
The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in our best interests and in the best interests of our stockholders. However, the Compensation Committee does not intend to permit this arbitrary tax provision to alter the effective development and execution of our compensation program. Thus, the Compensation Committee is permitted and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of our stockholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.
Compensation Risk Management
As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and our compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements and requires approval of our Board of Directors for matters outside of the ordinary course and our whistle blower program. Based upon the above, the Compensation Committee has concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.
Impact of Shareholder Advisory Vote
At our prior annual meeting, our stockholders approved, in a non-binding advisory vote, our executive compensation with 95% of the shares present, in person or by proxy, and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote affirms the appropriateness of our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.
THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
July 18, 2023	Members of the Compensation Committee
Jeffrey Karish (Chair) Mohan S. Gyani Mollie V. Spilman Michelle Sterling
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during fiscal year 2023. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2023.

SUMMARY COMPENSATION TABLE
The following compensation table sets forth for fiscal years 2023, 2022, and 2021, the base salary and other compensation of our named executive officers.
Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William G. Stone III Chief Executive Officer	2023	625,000	62,500	—	5,625,000	1,875,000	28,942	8,216,442
	2022	575,000	134,000	514,000	4,875,000	1,625,000	25,317	7,748,317
	2021	550,000	165,000	572,200	500,000	485,294	25,376	2,297,870
Barrett Garrison Executive Vice President and Chief Financial Officer	2023	400,000	40,000	—	2,100,000	700,000	31,385	3,271,385
	2022	365,000	64,000	242,000	1,500,000	500,000	25,562	2,696,562
	2021	350,000	70,000	242,700	200,000	194,118	24,273	1,081,091
Matthew Gillis(3) President	2023	400,000	—	—	900,000	300,000	36,715	1,636,715
	2022	400,000	100,000	—	—	—	6,190	506,190
Senthil Kanagaratnam(4) Chief Technology Officer	2023	400,000	250,000(5)	—	1,650,000	550,000	8,597	2,858,597
Michael B. Miller Chief Accounting Officer	2023	310,000	—	—	475,693	170,766	30,660	987,119
	2022	275,000	66,603	—	—	—	10,362	351,965

(1)
The amounts in the “Stock Awards” and “Option Awards” columns relate to awards of stock options, RSUs and PSUs made under the Company’s Amended and Restated 2011 Equity Incentive Plan or 2020 Equity Incentive Plan (collectively, the “Equity Incentive Plans”). With respect to each award, the amounts disclosed generally reflect the fair value of the award as of the grant date for all awards issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of an award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 10, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our awards.

(2)
Amounts under “All Other Compensation” represent Company paid health benefits, 401K employer matching contributions, and technology and wellness allowances.

(3)
Mr. Gillis became our President in July 2022.

(4)
Mr. Kanagaratnam joined the Company and was appointed as our Chief Technology Officer in October 2022. The amount in the “Salary” column reflects Mr. Kanagaratnam’s total annual base salary.

(5)
Under Mr. Kanagaratnam’s employment agreement, the Company paid Mr. Kanagaratnam a signing bonus of $250,000. If Mr. Kanagaratnam voluntarily terminates his employment or if the Company terminates his employment for cause (as defined in Mr. Kanagaratnam’s employment agreement) (a) prior to the first anniversary of his start date, Mr. Kanagaratnam must repay 50% of the signing bonus back to the Company and (b) on or after the first anniversary and prior to the second anniversary of his start date, Mr. Kanagaratnam must repay 33% of the signing bonus back to the Company.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
EMPLOYMENT AGREEMENTS
Employment Agreement with William G. Stone III
CEO Employment Agreement.   On September 9, 2014, we entered into an employment agreement with Mr. Stone (the “Stone Employment Agreement”) pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with this employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the Stone Employment Agreement, which has been amended as described below, Mr. Stone received a salary of $500,000 per year and was eligible for a performance bonus.
Also in connection with entering into the Stone Employment Agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted, and Mr. Stone was awarded stock options to purchase an additional 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014. All of such stock options have now vested.
CEO Employment Agreement Amendment.   On May 26, 2016, we entered into an amendment to the Stone Employment Agreement, which extended the term of the Stone Employment Agreement until March 31, 2018. In connection with entering into the amendment on May 26, 2016, Mr. Stone was awarded stock options under the Company’s Equity Incentive Plan to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016. All of such stock options have now vested.
CEO Second Amendment to Employment Agreement.   On March 16, 2018, the Company entered into a second amendment to the Employment Agreement with Mr. Stone (the “Second Amendment”). The Second Amendment replaced the fixed term of employment, which would otherwise have expired on March 31, 2018, with an at-will arrangement without a definite term. In addition, the Second Amendment: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; (ii) provided pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provided for a $100,000 signing payment to Mr. Stone.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under “Compensation Discussion and Analysis” in this Proxy Statement.
For a discussion of Mr. Stone’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The foregoing summaries of the Stone Employment Agreement and amendments thereto do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Stone Employment Agreement and such amendments, which have been filed as exhibits to the Annual Report.
Employment Agreement with Barrett Garrison
On August 31, 2016, we entered into an employment agreement (the “Garrison Employment Agreement”) with Barrett Garrison as Executive Vice President and Chief Financial Officer with a start date of September 12, 2016.
CFO Amended Employment Agreement (the “Garrison Amended Agreement”).   On September 7, 2018, we entered into an amendment to the employment agreement with Mr. Garrison originally entered into on August 31, 2016. The annual salary of Mr. Garrison increased to $325,000 in connection with the Garrison Amended Agreement. The Garrison Amended Agreement replaced the fixed term of the Garrison

Employment Agreement, which would otherwise expire on September 12, 2018, with an at-will arrangement without a definite term. In addition, the Garrison Amended Agreement: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; and (ii) provided pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Garrison for good reason and changes the duration of severance payments to Mr. Garrison in connection with such types of terminations following a change of control.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under “Compensation Discussion and Analysis” in this Proxy Statement.
For a discussion of Mr. Garrison’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The foregoing summaries of the Garrison Amended Agreement do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Garrison Employment Agreement and the Garrison Amended Agreement, which have been filed as exhibits to the Annual Report.
Employment Agreement with Matthew Gillis
On December 3, 2021, we entered into an employment agreement (the “Gillis Employment Agreement”) with Matthew Gillis as President of On Device Solutions with a start date of January 3, 2022. The Gillis Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Gillis Employment Agreement, Mr. Gillis receives an annual salary of $400,000 and is eligible for an annual performance bonus. In addition, Mr. Gillis was awarded (1) stock options to purchase 7,662 shares of our common stock, (2) new-hire RSUs covering 17,950 shares of our common stock, and (3) retention RSUs covering 4,488 shares of our common stock. The stock options vest pro rata monthly basis over three years. The new hire and retention RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata monthly basis over the remaining two years.
The Gillis Employment Agreement also provides for severance for Mr. Gillis in the event of a termination without cause or a termination by Mr. Gillis for good reason. For a discussion of Mr. Gillis’ severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Gillis Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Gillis Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Gillis Employment Agreement, which has been filed as an exhibit to the Annual Report.
Employment Agreement with Senthil Kanagaratnam
On October 11, 2022, we entered into an employment agreement (the “Kanagaratnam Employment Agreement”) with Senthil Kanagaratnam as Chief Technology Officer with a start date of November 7, 2022. The Kanagaratnam Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Kanagaratnam Employment Agreement, Mr. Kanagaratnam receives an annual salary of $400,000 and is eligible for an annual performance bonus. In addition, Mr. Kanagaratnam was awarded (1) stock options to purchase 69,005 shares of our common stock, (2) new-hire RSUs covering 114,660 shares of our common stock, and (3) incentive RSUs covering 20,475 shares of our common stock. The stock options vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting on a pro rata quarterly basis over the remaining two years. The new hire and retention RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata quarterly basis over the remaining two years.
In addition, we paid Mr. Kanagaratnam a signing bonus of $250,000. If Mr. Kanagaratnam voluntarily terminates his employment or if we terminate his employment for cause (as defined in the Kanagaratnam Employment Agreement) (a) prior to the first anniversary of his start date, Mr. Kanagaratnam must repay 50% of the signing bonus back to us and (b) on or after the first anniversary and prior to the second anniversary of his start date, Mr. Kanagaratnam must repay 33% of the signing bonus back to us.
The Kanagaratnam Employment Agreement also provides for severance for Mr. Kanagaratnam in the event of a termination without cause or a termination by Mr. Kanagaratnam for good reason. For a discussion of Mr. Kanagaratnam’ severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Kanagaratnam Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Kanagaratnam Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Kanagaratnam Employment Agreement, which has been filed as an exhibit to the Annual Report.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2023
The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2023.
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Option Awards: Number of Shares Underlying Options (#)(1)	Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William G. Stone III Chief Executive Officer	5/27/2022	250,000	500,000(2)	1,000,000	—	—	—	—	—	—	—
	5/27/2022	—	—	—	35,165	70,330(3)	140,660	—	—	—	1,875,000
	5/27/2022	—	—	—	—	—	—	140,660(4)	—	—	3,750,000
	5/27/2022	—	—	—	—	—	—	—	113,436(5)	29.33	1,875,000
Barrett Garrison Executive Vice President and Chief Financial Officer	5/27/2022	160,000	320,000(2)	640,000	—	—	—	—	—	—	—
	5/27/2022	—	—	—	13,129	26,257(3)	52,514	—	—	—	700,000
	5/27/2022	—	—	—	—	—	—	52,513(4)	—	—	1,400,000
	5/27/2022	—	—	—	—	—	—	—	42,349(5)	29.33	700,000
Matthew Gillis President	5/27/2022	—	—	—	5,627	11,253(3)	22,506	—	—	—	300,000
	5/27/2022	—	—	—	—	—	—	22,505(4)	—	—	600,000
	5/27/2022	—	—	—	—	—	—	—	18,150(5)	29.33	300,000
Senthil Kanagaratnam Chief Technology Officer	11/7/2022	—	—	—	—	—	—	135,135(7)	—	—	1,650,000
	11/7/2022	—	—	—	—	—	—	—	69,005(8)	12.21	550,000
Michael B. Miller Chief Accounting Officer	4/14/2022	—	—	—	—	—	—	—	7,808(6)	36.98	170,766
	4/14/2022	—	—	—	—	—	—	6,157(9)	—	—	227,686
	12/7/2022	—	—	—	—	—	—	15,837(10)	—	—	248,000

(1)
The value of an equity award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Value of PSUs is tied to satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of the end of fiscal year 2025. For PSUs, the Company has assumed an attainment of the target amount.

(2)
Represents the performance portion (80%) of the annual incentive plan opportunity granted during fiscal year 2023. The remaining portion of the annual incentive plan opportunity (20%) is a bonus payable in the discretion of the Compensation Committee.

(3)
The stock awards are comprised entirely of PSUs. The PSUs vest for a number of shares based upon satisfaction of certain financial performance criteria (revenue and adjusted EBITDA subject to a TSR modifier) during the three fiscal year period ended March 31, 2025. For further discussion of this PSU award, see discussion under “Executive Compensation — Compensation Discussion and Analysis — Equity and Equity — Based Compensation”.

(4)
The stock awards are comprised entirely of RSUs. One-fourth of the RSUs vest on the first anniversary of the grant date, which is May 27, 2023. The balance vests proportionately each quarter during the remaining three years through the fourth anniversary of the grant date.

(5)
The options granted on May 27, 2022 vest one-fourth on the first anniversary of the grant date, which is May 27, 2023. The balance vests proportionately each quarter thereafter over the following three years from the first anniversary through the fourth anniversary of the grant date, which is May 27, 2026. All unvested options granted will vest immediately upon a change of control of the Company. The exercise price of such stock options is equal to 110% of the closing price of our common stock on the grant date.

(6)
The options granted vest monthly in equal increments for 36 months and become fully vested on April 14, 2025. All unvested options granted will vest immediately upon a change of control of the Company.

(7)
The RSUs granted on November 7, 2022 vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting proportionately each quarter thereafter over the following two years.

(8)
The options granted on November 7, 2022 vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting proportionately each quarter thereafter over the following three years. All unvested options granted will vest immediately upon a change of control of the Company.

(9)
The RSUs vest over three years with one-third vesting on the first anniversary of the grant date and the remainder vesting proportionately each quarter thereafter over the following two years.

(10)
The RSUs vest over two years, 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2023
The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2023.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(6) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6) ($)
William G. Stone III(1) Chief Executive Officer	5/27/2022	—	113,436	29.33	5/27/2032	—	—	—	—
	5/27/2022	—	—	—	—	140,660	1,738,558	—	—
	5/27/2022	—	—	—	—	—	—	70,330	869,279
	6/1/2021	—	—	—	—	27,000	333,720	—	—
	6/1/2021	—	—	—	—	—	—	24,000	296,640
	6/1/2021	18,053	23,212	67.71	6/1/2031	—	—	—	—
	5/31/2020	—	—	—	—	2,098	25,931	—	—
	5/31/2020	—	—	—	—	—	—	37,764	466,763
	5/31/2020	100,806	41,509	6.42	5/31/2030	—	—	—	—
	5/31/2019	150,000	—	3.77	5/31/2029	—	—	—	—
	7/8/2014	200,000	—	4.11	7/8/2024	—	—	—	—
Barrett Garrison(2) Executive Vice President and Chief Financial Officer	5/27/2022	—	42,349	29.33	5/27/2032	—	—	—	—
	5/27/2022	—	—	—	—	52,513	649,061	—	—
	5/27/2022	—	—	—	—	—	—	26,257	324,537
	6/1/2021	—	—	—	—	8,308	102,687	—	—
	6/1/2021	—	—	—	—	—	—	7,384	91,266
	6/1/2021	5,554	7,143	67.71	6/1/2031	—	—	—	—
	5/31/2020	—	—	—	—	839	10,370	—	—
	5/31/2020	—	—	—	—	—	—	15,106	186,710
	5/31/2020	53,763	3,163	6.42	5/31/2030	—	—	—	—
	5/31/2019	75,000	—	3.77	5/31/2029	—	—	—	—
	8/4/2017	100,000	—	1.09	8/4/2027	—	—	—	—
	2/2/2017	135,000	—	0.71	2/2/2027	—	—	—	—
	9/12/2016	450,000	—	1.37	9/12/2026	—	—	—	—
Matthew Gillis(3) President	5/27/2022	—	18,150	29.33	5/27/2032	—	—	—	—
	5/27/2022	—	—	—	—	22,505	278,162	—	—
	5/27/2022	—	—	—	—	—	—	11,253	139,087
	1/5/2022	2,979	4,683	55.71	1/5/2032	—	—	—	—
	1/5/2022	—	—	—	—	13,781	170,333	—	—
Senthil Kanagaratnam(4) Chief Technology Officer	11/7/2022	—	69,005	12.21	11/7/2032	—	—	—	—
	11/7/2022	—	—	—	—	135,135	1,670,269	—	—
Michael B. Miller(5) Chief Accounting Officer	12/7/2022	—	—	—	—	15,837	195,745	—	—
	4/14/2022	2,272	5,166	36.98	4/14/2032	—	—	—	—
	4/14/2022	—	—	—	—	6,157	76,101	—	—
	8/23/2021	8,867	7,935	51.19	8/23/2031	—	—	—	—

(1)
During the fiscal year ended March 31, 2023, Mr. Stone was awarded stock options to purchase 113,436 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 7, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also during the fiscal year ended March 31, 2023, Mr. Stone was awarded RSUs for 140,660 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Stone during the fiscal year ended March 31, 2023 PSUs for a target number of 70,330 shares, with the actual number of shares ranging from 0 to 140,660 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022, Mr. Stone was awarded RSUs for 48,000 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (June 1, 2022) and the balance vesting proportionately each month during the remaining three years beginning July 1, 2022 through June 1, 2025. Also during the fiscal year ended March 31, 2022, Mr. Stone was awarded PSUs for a target number of 24,000 shares, with the actual number of shares to be issued ranging from 0 to 48,000 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2024. We also granted Mr. Stone during the fiscal year ended March 31, 2022 stock options to purchase 41,265 shares, of which one-fourth vests on the first anniversary of the grant date (June 1, 2022) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2022 through the fourth anniversary of the grant date, which is June 1, 2025. During the fiscal year ended March 31, 2021, Mr. Stone was awarded RSUs for 37,764 shares of our common stock that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date (June 1, 2021) and the balance vesting proportionately each month during the remaining two years beginning on July 1, 2021 through June 1, 2023. Also during fiscal year ended March 31, 2021, we awarded Mr. Stone PSUs for a target number of 37,764 shares of our common stock, with the actual number of shares to be issued ranging from 0 to 75,528 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2023. We also granted Mr. Stone during fiscal year ended March 31, 2021 stock options to purchase 142,315 shares of our common stock, of which one-fourth vests on the first anniversary of the grant date (June 1, 2021) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2021 through the fourth anniversary of the grant date, which is June 1, 2024. During the fiscal year ended March 31, 2020, Mr. Stone was awarded RSUs for 33,156 shares of our common stock that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date (June 1, 2020), and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. Also during fiscal year 2020, we awarded to Mr. Stone PSUs for a target number of 33,156 shares of our common stock, with the actual number of shares to be issued ranging from 0 to 66,312 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2022. On May 31, 2019 Mr. Stone was awarded stock options to purchase up to an aggregate of 150,000 shares of our common stock with an exercise price of $3.77 per share, which are now fully vested. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11, which are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.

(2)
During the fiscal year ended March 31, 2023, Mr. Garrison was awarded stock options to purchase 42,349 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 7, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also during the fiscal year ended March 31, 2023, Mr. Garrison was awarded RSUs for 52,513 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Garrison during the fiscal year ended March 31, 2023 PSUs for a target number of 26,257 shares, with the actual number of shares ranging from 0 to 52,514 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022, Mr. Garrison was awarded RSUs for 14,769 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (June 1, 2022) and the balance vesting proportionately each month during the remaining three years beginning July 1, 2022 through June 1, 2025. Also during the fiscal year ended March 31, 2022, Mr. Garrison was awarded PSUs for a target number of 7,384 shares, with the actual number of shares to be issued ranging from 0 to 14,768 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2024. We also granted Mr. Garrison during the fiscal year ended March 31, 2022 stock options to purchase 12,697 shares of which one-fourth vests on the first anniversary of the grant date (June 1, 2022) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2022 through the fourth anniversary of the grant date, which is June 1, 2025. During the fiscal year ended March 31, 2021, Mr. Garrison was awarded RSUs for 15,106 shares of our common stock that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date (June 1, 2021) and the balance vesting proportionately each month during the remaining two years beginning on July 1, 2021 through June 1, 2023. Also during fiscal year ended March 31, 2021, we awarded Mr. Garrison PSUs for a target number of 15,106 shares of our common stock, with the actual number of shares to be issued ranging from 0 to 30,212 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2023. We also granted during fiscal year ended March 31, 2021 stock options to purchase 56,926 shares of our common stock, of which one-third vests on the first anniversary of the grant date (June 1, 2021) and with the balance vesting proportionately each month thereafter over the following two years from July 1, 2021 through the third anniversary of the grant date, which is June 1, 2023. During the fiscal year ended March 31, 2020, Mr. Garrison was awarded RSUs for 21,552 shares of our common stock that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. Also during fiscal year 2020, we awarded to Mr. Garrison PSUs for a target number of 21,552 shares of our common stock, with the actual number of shares to be issued ranging from 0 to 43,104 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2022. On May 31, 2019 Mr. Garrison was awarded stock options to purchase up to an aggregate of 75,000 shares of our common stock with an exercise price of $3.77 per share, which are now fully vested. On August 4, 2017, Mr. Garrison was granted 100,000 options with an exercise price of $1.09 per share, all of which are fully vested. On February 2, 2017, Mr. Garrison was granted 135,000 options with an exercise price of $0.71 per share, all of which are fully vested. In connection with Mr. Garrison’s employment agreement, on September 12, 2016 he was granted 450,000 options with an exercise price of $1.37 per share, which are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.
(3)
During the fiscal year ended March 31, 2023, Mr. Gillis was awarded stock options to purchase 18,150 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 7, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also during the fiscal year ended March 31, 2023, Mr. Gillis was awarded RSUs for 26,257 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Gillis during the fiscal year ended March 31, 2023 PSUs for a target number of 11,253 shares, with the actual number of shares ranging from 0 to 22,506 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022 and in connection with his appointment as President in July 2022, Mr. Gillis was granted (1) stock options to purchase 7,662 shares of our common stock with an exercise price of $55.71 per share, which options will vest over three years, one-third of which vests on the first anniversary of the start date (January 3, 2023) and the remainder vesting pro rata on a monthly basis during the remaining two years and (2) RSUs for 22,438 shares, which vest over three years, one-third of which vests on the first anniversary of the start date (January 3, 2023) and the remainder vests proportionately each month during the remaining two years beginning February 3, 2023 through January 3, 2025. All unvested options granted will vest immediately upon a change of control of the Company.

(4)
Mr. Kanagaratnam joined the Company as our Chief Technology Officer on November 7, 2022. On November 7, 2022, Mr. Kanagaratnam was granted (1) stock options to purchase 69,005 shares of our common stock with an exercise price of $12.21 per share, which options will vest over three years, of which one-third vests on the first anniversary of the grant date (November 7, 2023) and with the balance vesting proportionately each quarter thereafter over the following two years from February 7, 2024 through the third anniversary of the grant date, which is November 7, 2025 and (2) RSUs for 135,135 shares of our common stock which vest over three years, one-third of which vests on the first anniversary of the grant date (November 7, 2023) and the remainder vests proportionately each quarter during the remaining two years beginning February 7, 2024 through November 7, 2025. All unvested options granted will vest immediately upon a change of control of the Company.

(5)
During the fiscal year ended March 31, 2023, Mr. Miller was awarded RSUs for 15,837 shares of our common stock that vest over two years, with one-half vesting on the first anniversary of the grant date (December 7, 2023) and the balance vesting on the second anniversary of the grant date (December 7, 2024). Also during the fiscal year ended March 31, 2023, Mr. Miller was awarded stock options to purchase 7,438 shares of our common stock with an exercise price of $36.98 per share, which will vest monthly in equal increments for 36 months and become fully vested on April 14, 2025. We also granted Mr. Miller during the fiscal year ended May 31, 2023 RSUs for 6,157 shares of our common stock that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date (April 14, 2023) and the balance vesting proportionately each quarter during the remaining two years beginning July 14, 2023 through April 14, 2025. On August 23, 2021, the Company awarded to Mr. Miller, pursuant to him joining the Company, stock options to purchase 16,802 shares of our common stock with an exercise price of $51.19 per share, which will vest monthly in equal increments for 36 months and become fully vested on August 23, 2024. All unvested options granted will vest immediately upon a change of control of the Company.

(6)
Value based on the closing price of our common stock as reported on the Nasdaq on March 31, 2023 of $12.36 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED MARCH 31, 2023
The following table sets forth information with respect to our named executive officers concerning the exercise of stock options and vesting of stock awards during the fiscal year 2023.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William G. Stone III Chief Executive Officer	822,500	11,856,315	101,743	2,347,540
Barrett Garrison Executive Vice President and Chief Financial Officer	—	—	55,798	1,338,485
Matthew Gillis President	—	—	8,657	129,262
Senthil Kanagaratnam Chief Technology Officer	—	—	—	—
Michael B. Miller Chief Accounting Officer	—	—	—	—

(1)
The value realized upon exercise of options is calculated by multiplying the number of options exercised by the difference between closing price of our common stock on the exercise date and the exercise price.

(2)
The value realized upon vesting of stock awards is calculated by multiplying the number of shares of stock awards vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

TERMINATION PROVISIONS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.
Payments Made Upon Termination Generally
Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):
•
Any earned but unpaid salary payable on the date of termination;

•
accrued but unpaid bonus for a previously completed yearly measurement period;

•
reimbursement for any properly incurred unreimbursed business expenses;

•
any vested benefits the executive may have under the Company’s benefit plans; and

•
unpaid, accrued and unused personal time off through the date of termination.

In addition, an executive officer would retain the following rights:
•
any existing rights to indemnification for prior acts through the date of termination; and

•
any options and equity awarded pursuant to our Equity Incentive Plans to the extent provided in that plan and the grant or award.

Messrs. Stone, Garrison, Gillis and Kanagaratnam.   As noted above under “Employment Agreements,” as of fiscal year ended March 31, 2023, each of Messrs. Stone, Garrison, Gillis and Kanagaratnam had an employment agreement with the Company. In addition to any payments that would be made upon termination noted above, these agreements provide for the additional benefits upon certain terminations as described below.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason
If we terminate Messrs. Stone’s, Garrison’s, Gillis’ or Kanagaratnam’s employment without cause, or if the officer terminates his employment for good reason, in addition to the accrued compensation described above, he would receive the following termination benefits through the first anniversary of the termination date (provided that, for Mr. Stone and Mr. Garrison, if such termination event occurs within 12 months of a change in control of the Company, then such termination benefit period will be extended to 18 months and, for Mr. Gillis and Mr. Kanagaratnam, if such termination is due to a change of control of the Company, then the termination benefit under (i) below would be extended to 18 months):
(i)
continuation of his salary at the rate then in effect; and

(ii)
continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable); and

(iii)
a pro-rata portion of the annual incentive bonus applicable to the fiscal year in which the termination occurs based on the percentage completion of such fiscal year and the degree of attainment of the applicable performance goals as of the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract;

(iv)
acceleration of vesting of the options and/or RSUs amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month; and

(v)
with respect to Messrs. Stone and Garrison only, acceleration of vesting of PSUs for a pro-rata portion of the target numbers of shares based upon the number of months from date of grant divided by 36.

The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan.
In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.
“Good reason” means (i) failure of the Company to pay any amounts or options when due under the terms and conditions under the employment agreement, after a 30 day cure period (or 15 day cure period in the case of Mr. Gillis and Mr. Kanagaratnam) or, with respect to Messrs. Stone and Garrison only, breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement; (ii) the officer is not reporting directly to the Board of Directors (or the CEO in the case of Messrs. Garrison, Gillis and Kanagaratnam), subject to a 30 day cure period, unless the sole reason for such failure to report to the Board of Directors (or the CEO in the case of Messrs. Garrison, Gillis and Kanagaratnam) is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the Board of Directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.
The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instruction given by the Board; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.
If Mr. Stone, Mr. Garrison, Mr. Gillis or Mr. Kanagaratnam’s employment had been terminated without cause or terminated for good reason on March 31, 2023, then pursuant to the terms of their employment agreements, they would have received the following post-termination payments:
Name	Base Salary ($)(1)	Annual Bonus ($)(2)	Health Plan Payments ($)(3)	Accelerated Vesting of Options(4)/ Restricted Stock(5) ($)
William G. Stone III Chief Executive Officer	625,000	62,500	20,609	866,234
Barrett Garrison Executive Vice President and Chief Financial Officer	400,000	40,000	19,069	323,271
Matthew Gillis President	400,000	—	20,715	696,636
Senthil Kanagaratnam Chief Technology Officer	400,000	—	19,853	1,710,797

(1)
Payment amount is based on salary for fiscal year ended March 31, 2023 because that was the salary in effect as of March 31, 2023. Such salary would be paid during the period starting on the termination date and ending on the first anniversary of the termination date.

(2)
Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2023.

(3)
Based on monthly payments through March 31, 2023 as follows:

Name	Monthly Payment
William Stone	$1,717
Barrett Garrison	$1,589
Matthew Gillis	$1,726
Senthil Kanagaratnam	$1,654

(4)
Stock options granted to Messrs. Stone and Garrison will terminate upon such termination. With respect to stock options granted to Messrs. Gillis and Kanagaratnam under their employment agreements, such stock options to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such stock options vested on a monthly basis, advanced to the next month.

(5)
With respect to RSUs for Messrs. Stone and Garrison all unvested RSUs will terminate upon such termination. With respect to RSUs granted to Messrs. Gillis and Kanagaratnam under their employment agreements, such RSUs to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such RSUs vested on a monthly basis, advanced to the next month. The value of such accelerated vested RSUs for Mr. Gillis and Mr. Kanagaratnam would be $696,636 and $1,710,797, respectively, based on the closing stock price on March 31, 2023 of $12.36 per share. With respect to PSUs for Mr. Stone and Mr. Garrison, upon termination, acceleration of vesting of such number of PSUs that have been granted but which are then unvested, determined, for each then outstanding granted but unvested grant, by multiplying the PSUs that executive would receive at each applicable “Target” level of performance, by a fraction, the numerator of which is the number of calendar months elapsed from the grant date of the applicable grant of PSUs through the termination date, and the denominator of which is 36 months. Total payout of PSUs upon termination of employment for Mr. Stone and Mr. Garrison would amount to $866,234 and $323,271, respectively, based on the closing stock price on March 31, 2023 of $12.36 per share.

Upon the termination of Mr. Miller’s employment by us or him for any reason, the Company would have no further obligation to him other than payment of accrued compensation, as described above.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason in connection with a Change of Control
Under the terms of our Equity Incentive Plans, in the event of a change of control of the Company (as defined in the Equity Incentive Plans), all equity awards granted under our Equity Incentive Plans would become automatically fully vested. If we terminate Messrs. Stone’s, Garrison’s, Gillis’ or Kanagaratnam’s employment without cause, or if the officer terminates his employment for good reason, in connection with or within twelve (12) months of a change in control of the Company, in addition to such automatic acceleration of vesting, the executive would receive the benefits described above under “— Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason.” The below chart reflects the payments and benefits with such a termination as of March 31, 2023, in connection with a change in control.

Name	Base Salary ($)(1)	Annual Bonus ($)(2)	Health Plan Payments ($)(3)	Accelerated Vesting of Options(4)(5)/ Restricted Stock(6) ($)
William G. Stone III Chief Executive Officer	937,500	62,500	30,913	3,977,451
Barrett Garrison Executive Vice President and Chief Financial Officer	600,000	40,000	28,603	1,836,748
Matthew Gillis President	600,000	—	31,073	835,723
Senthil Kanagaratnam Chief Technology Officer	600,000	—	29,780	1,721,148
Michael B. Miller Chief Accounting Officer	—	—	—	—

(1)
The executive’s payment is based on salary for the fiscal year ended March 31, 2023, because that was the salary in effect as of March 31, 2023. Such salary would be paid during the 18 month period following the termination date.

(2)
Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2023.

(3)
Based on monthly payments through March 31, 2023 as follows:

Name	Monthly Payment
William Stone	$1,717
Barrett Garrison	$1,589
Matthew Gillis	$1,726
Senthil Kanagaratnam	$1,654

(4)
For the executives, the amount is based on the difference between the exercise price of unvested options outstanding as of March 31, 2023, and in each case the closing stock price on March 31, 2023 of $12.36 per share.

(5)
No value was attributable to the acceleration of the vesting of Mr. Gillis’ or Mr. Miller’s stock options because the exercise price of such stock options exceeds the closing price per share on March 31, 2023.

(6)
All unvested RSUs and PSUs for the executives will fully vest upon a change of control. Accordingly, the value of the RSUs and PSUs based on the closing stock price on March 31, 2023 of $12.36 per share is included in these amounts.

Payments Made Upon Termination by Us for Cause, by the Officer Without Good Reason, or by Disability or Death
Upon the disability or death of either Mr. Stone, Mr. Garrison, Mr. Gillis or Mr. Kanagaratnam or the termination by us for cause or termination by them without good reason, the Company would have no further obligation to them other than payment of their accrued compensation, as described above. If any such officer became disabled so that he were unable to perform the essential functions of his existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position during the period of such disability, and he would continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2023, we estimate that the approximate value of the continued medical benefit payments would have been $20,609 for Mr. Stone, $19,069 for Mr. Garrison, $20,715 for Mr. Gillis and $19,853 for Mr. Kanagaratnam. If the disability were to continue beyond the 12 month period, then the officer’s employment may be terminated by reason of disability at any time thereafter. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer (or the officer’s legal representative), that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under his respective employment agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.
Upon the disability or death of Mr. Miller, the Company would have no further obligation to them other than payment of their accrued compensation, as described above.

CEO PAY RATIO
The fiscal year 2023 annual total compensation of our CEO was $8,216,442 (as set forth in the “SUMMARY COMPENSATION TABLE” below), the fiscal year 2023 annual total compensation of our median compensated employee was $143,867 and the ratio of these amounts is 57 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees during the fiscal year. We applied this measure to our global employee population as of the last day of the fiscal year, excluding our CEO. Further, we annualized base salaries for permanent full-time employees that did not work the full year. We calculated the median employee’s 2023 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “SUMMARY COMPENSATION TABLE.”
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the Company’s performance, please see “Compensation Discussion & Analysis” above.
			Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)			Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (in thousands)(5)	Adjusted EBITDA (in thousands)(6)	Net Revenue (in thousands)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2023	$8,216,442	$(4,432,027)	$2,188,452	$505,401	$286.77	$104.58	$16,870	$163,208	$665,920
2022	$7,748,317	$(6,366,994)	$1,005,692	$(1,136,768)	$1,016.47	$1,016.47	$35,569	$195,234	$747,596
2021	$2,297,870	$51,641,122	$701,789	$16,500,595	$1,864.50	$1,864.50	$54,884	$75,613	$313,579
2020	N/A	N/A	N/A	N/A	$100.00	$100.00	N/A	N/A	N/A

(1)
Mr. Stone was the Principal Executive Officer (“PEO”) for each of fiscal year 2021, 2022, and 2023.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of March 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details these adjustments:

	PEO
	FY 2021	FY 2022	FY 2023
SCT Total	$2,297,870	$7,748,317	$8,216,442
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	$(985,294)	$(6,500,000)	$(7,500,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(b)(i)	$18,317,049	$4,156,000	$3,429,608
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(b)(ii)	$21,877,389	$(8,193,902)	$(5,159,759)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(b)(iii)	$0	$0	$0

	PEO
	FY 2021	FY 2022	FY 2023
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)(iv)	$10,134,109	$(3,577,409)	$(3,418,318)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)(v)	$0	$0	$0
Compensation Actually Paid	$51,641,122	$(6,366,994)	$(4,432,027)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

	NEO
	FY 2021	FY 2022	FY 2023
SCT Total	$701,789	$1,005,692	$2,188,452
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(232,373)	$(500,000)	$(1,711,613)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,395,144	$711,412	$1,098,100
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$7,397,483	$(1,251,148)	$(543,874)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$406,147	$40,228	$5,143
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$3,832,405	$(1,142,952)	$(530,807)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$16,500,595	$(1,136,768)	$505,401

(3)
The dollar amounts reported under Average Summary Comp Table Total for Non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts reported under Average Compensation Actually Paid for Non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during the applicable year. The adjustments noted in Note 2 above were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. For 2023, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this Proxy Statement. For 2022, reflects compensation information for Mr. Garrison, Mr. Miller, Mr. Gillis, and Ms. Christine Collins, former CTO. For 2021, reflects compensation information for Mr. Garrison, Ms. Collins, and Mr. David Wesch, former CAO.

(4)
TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the companies referenced in our CD&A in this Proxy Statement.

(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(6)
The dollar amounts reported represent non-GAAP adjusted EBITDA, which is calculated as GAAP net earnings or loss excluding various cash and non-cash expenses, including interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions.

(7)
The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.

Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A in this Proxy Statement. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and NEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; (iii) the Company’s Adjusted EBITDA; and (iv) the Company’s Revenue.

Digital Turbine & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 3/31/2020
$60
$50
$40
$30
$20
$10
$0
-$10
$2,100
$1,800
$1,500
$1,200
$900
$600
$300
$0
$1,864.50
$51.64
$16.50
$1,016.47
($6.37)
($1.14)
($4.43)
$0.51
$286.77
$100.00
$192.57
$179.53
$156.32
3/31/2020
3/31/2021
3/31/2022
3/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
APPS
Russell 2000 Index

Digital Turbine Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income
$60
$50
$40
$30
$20
$10
$0
-$10
$63
$54
$45
$36
$27
$18
$9
$0
$51.64
$16.50
$54.88
$35.57
$16.87
($6.37)
($1.14)
($4.43)
$0.51
3/31/2021
3/31/2022
3/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
Net Income

Digital Turbine Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EBITDA
$60
$50
$40
$30
$20
$10
$0
-$10
$207
$198
$189
$180
$171
$162
$153
$144
$135
$126
$117
$108
$99
$90
$81
$72
$63
$54
$45
$36
$27
$18
$9
$0
$51.64
$75.61
$16.50
$195.23
($6.37)
($1.14)
$163.21
($4.43)
$0.51
3/31/2021
3/31/2022
3/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
Adjusted EBITDA

Digital Turbine Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Revenue
$60
$50
$40
$30
$20
$10
$0
-$10
$800
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$51.64
$16.50
$313.58
$747.60
$665.92
($6.37)
($1.14)
($4.43)
$0.51
3/31/2021
3/31/2022
3/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
Revenue

2023 Performance Measures
We believe in a holistic evaluation of the NEOs’ and the Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2023 compensation decisions are listed in the table to the right.
Most Important Performance Measures
Adjusted EBITDA
Revenue
Relative TSR

DIRECTOR COMPENSATION
The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2023. For compensation paid to William Stone III, see “Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert Deutschman(2)	83,500	282,250	365,750
Roy Chestnutt(3)	55,000	190,000	245,000
Holly Hess Groos(4)	58,750	195,000	253,750
Mohan S. Gyani(5)	57,500	192,500	250,000
Jeffrey Karish(6)	57,000	192,000	249,000
Mollie V. Spilman(7)	53,000	185,000	238,000
Michelle Sterling(8)	55,250	190,250	245,500

(1)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Note 10, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(2)
Mr. Deutschman is the Chair of the Board, member of the Audit Committee, and a member of the Nominating and Corporate Governance Committee. During the fiscal ended March 31, 2023, Mr. Deutschman was granted 13,473 shares of restricted common stock on August 2, 2022, of which 6,737 shares remained unvested as of March 31, 2023.

(3)
Mr. Chestnutt is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2023, Mr. Chestnutt was granted 9,069 shares of restricted common stock on August 2, 2022, of which 4,535 shares remained unvested as of March 31, 2023.

(4)
Ms. Groos is a director of the Company and the Chair of the Audit Committee. Ms. Groos was granted 9,308 shares of restricted common stock on August 2, 2022, of which 4,654 shares remain unvested as of March 31, 2023.

(5)
Mr. Gyani is a director of the Company, Chair of the Nominating and Corporate Governance Committee, and a member of the Compensation and Human Capital Management Committee. During the fiscal year ended March 31, 2023, Mr. Gyani was granted 9,189 shares of restricted common stock on August 2, 2022, of which 4,595 shares remained unvested as of March 31, 2023.

(6)
Mr. Karish is a director of the Company and Chair of the Compensation and Human Capital Management Committee. During the fiscal year ended March 31, 2023, Mr. Karish was granted 9,165 shares of restricted common stock on August 2, 2022, of which 4,583 shares remained unvested as of March 31, 2023.

(7)
Ms. Spilman is a director of the Company and a member of the Compensation and Human Capital Management Committee. Ms. Spilman was granted 8,831 shares of restricted common stock on August 2, of which 4,415 remained unvested as of March 31, 2023.

(8)
Ms. Sterling is a director of the Company and a member of the Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee. During the fiscal year ended March 31, 2023, Ms. Sterling was granted 9,081 shares of restricted common stock on August 2, of which 4,541 shares remained unvested as of March 31, 2023.

NARRATIVE TO DIRECTOR COMPENSATION TABLE
For fiscal year ended March 31, 2023, director compensation was as follows:
	Chair	Member
Annual retainers:.
Board of Directors	$75,000	$50,000
Audit Committee	$20,000	$10,000
Compensation Committee	$14,000	$6,000
Nominating and Corporate Governance Committee	$9,000	$4,500
Annual equity grants:
Restricted stock value	$275,000	$185,000
If a new director is appointed during the fiscal year (i.e., not at the annual stockholders meeting), the new director will receive a pro rata portion of the director compensation described above for the remainder of such director’s service until the next annual stockholders meeting.
The Board annual retainer is paid in cash in four equal quarterly installments. The Committee retainers are paid 50% in cash (in four equal quarterly installments) and 50% in restricted stock (vesting over four quarters). The annual restricted stock grants vest over four quarters.
Stock Ownership Guidelines
Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the Compensation and Human Capital Management Committee and can be amended by such Committee, requires the following minimum stock ownership guideline. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.
Non-employee directors	3x annual cash retainer
CEO	5x annual base salary
COO	2x annual base salary
Each person has five years following initial election or appointment to meet the guidelines.
All members of the Board have either met or shown sustained progress toward meeting the above guidelines.
The Company does not currently have a COO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
As of July 6, 2023 (the record date for the Annual Meeting), there were 100,289,110 shares of our common stock and 100,000 shares of Preferred Stock outstanding. The Preferred Stock is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:
•
Each person who beneficially owns more than 5% of the outstanding shares of our common stock;

•
Each director;

•
Each named executive officer; and

•
All current directors and executive officers as a group.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage of Class
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	15,087,946	15.0%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	10,784,308	10.8%
Tennor Holding B.V.(5) Schiphol Boulevard 127, G4.08 1118 BG Schiphol, The Netherlands	6,007,624	6.0%
William Stone III(6)	2,078,454	2.1%
Barrett Garrison(7)	1,252,288	1.2%
Robert Deutschman	622,285	*
Mohan S. Gyani(8)	461,138	*
Jeffrey Karish	320,781	*
Roy H. Chestnutt	124,125	*
Michelle Sterling	48,600	*
Holly Hess Groos	13,014	*
Mollie V. Spilman	10,853	*
Matthew Gillis(9)	91,984	*
Senthil Kanagaratnam(10)	160,176	*
Michael B. Miller(11)	65,220	*
All Directors and Executive Officers as a Group (12 individuals)	5,248,918	5.2%

*
Less than 1%

(1)
Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701.

(2)
Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after July 6, 2023, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)
Based solely on an Amendment No. 6 to Schedule 13G filed with the SEC on January 26, 2023. According to such Amendment No. 4 to Schedule 13G, Blackrock, Inc. has sole dispositive power over 15,087,946 shares and sole voting power over 14,893,389 shares.

(4)
Based solely on an Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2023. According to such Amendment No. 1 to Schedule 13G, The Vanguard Group has sole power to vote or direct the disposition of 10,479,098 shares, shared power to vote over 216,470 shares, and shared power to dispose of 305,210 shares.

(5)
The number of shares listed represents that total ownership of Tennor Holding B.V. as of July 6, 2023. We issued such shares to Tennor Holding B.V. in connection with our acquisition of Fyber N.V.

(6)
Includes 274,291 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of July 6, 2023 and 234,693 RSUs that remain subject to vesting. Mr. Stone has pledged 867,089 shares pursuant to a commercial loan arrangement.

(7)
Includes 837,302 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 6, 2023 and 85,532 RSUs that remain subject to vesting.

(8)
Includes 75,000 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 6, 2023.

(9)
Includes 9,714 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 6, 2023 and 69,724 RSUs that remain subject to vesting.

(10)
Includes 160,176 RSUs that remain subject to vesting.

(11)
Includes 14,506 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 6, 2023 and 50,618 RSUs that remain subject to vesting.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices. Our stockholders are provided the opportunity to make this advisory vote on executive compensation at each annual meeting.
This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”
Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Board’s Compensation and Human Capital Management Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
Our Audit Committee has appointed Grant Thornton LLP to audit our accounts for the fiscal year ending March 31, 2024. Such firm, which has served as our independent registered public accounting firm for the audit of fiscal years 2023, 2022 and 2021, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.
A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.
Aggregate fees for professional services rendered to us by Grant Thornton LLP, our independent registered public accounting firm engaged to provide the audit for the fiscal years ended March 31, 2023 and March 31, 2022, were:
	Year Ended March 31, 2023	Year Ended March 31, 2022
Audit fees(1)	$1,725,400	$1,629,000
Audit related fees	$60,000	—
Tax fees	—	—
All other fees	—	—
Total	$1,785,400	$1,629,000

(1)
Audit Fees for 2023 and 2022 cover professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q, audit of our internal control over financial reporting, and services normally provided by the accountant in connection with filings or engagements.

Policy on Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors
Consistent with the SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval:
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2023 and 2022.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management.
Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and internal controls. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.
In this context, we held twelve meetings during fiscal year 2023. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2023, Grant Thornton LLP (“Grant Thornton”). We discussed with Grant Thornton the overall scope and plans for their audit. We also met with Grant Thornton, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2023 with management and with Grant Thornton.
We also discussed with Grant Thornton the audited financial statements for fiscal year ended March 31, 2023, and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the conduct of the audit of the Company’s consolidated financial statements, and the matters required to be discussed with the Audit Committee by applicable auditing standards of the Public Company Accounting Oversight Board.
We have received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with Grant Thornton their independence from the Company. When considering Grant Thornton’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
July 18, 2023	Members of the Audit Committee
Holly Hess Groos (Chair)
Roy H. Chestnutt
Robert Deutschman

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2023, all of our officers, directors, and ten percent stockholders timely complied with all applicable filing requirements, except as follows:
Form 4 — Statements of changes in beneficial ownership were not filed timely for Mr. Stone (eight), Mr. Garrison (five), Mr. Gillis (one), and Mr. Miller (one).
OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the meeting, our proxy holders are authorized to vote on that matter in accordance with their best judgment.
2024 STOCKHOLDER PROPOSALS
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for our 2024 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive office no later than March 20, 2024. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our bylaws provide that only such business which is properly brought before a stockholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Corporate Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of any business to be considered at our 2023 annual meeting of stockholders, no earlier than May 1, 2024 and no later than May 31, 2024. Additionally, for nominations of persons for election to the Board of Directors to be properly made at a meeting by a stockholder, notice must be received by the Corporate Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of stockholder nomination for director candidates no earlier than May 1, 2024 and no later than May 31, 2024.
However, in the case of stockholder proposals and stockholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Corporate Secretary of the Company.

Stockholder proposals and nominations should be submitted to the Corporate Secretary of the Company at Digital Turbine, Inc., 100 San Antonio Street, Suite 160, Austin, Texas 78701.
BY ORDER OF THE BOARD OF DIRECTORS

William G. Stone III
Chief Executive Officer
Dated: July 18, 2023
Austin, Texas

SCAN TOVIEW MATERIALS & VOTE DIGITAL TURBINE, INC.110 SAN ANTONIO ST. #160AUSTIN, TX 78701 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 28, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 28, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V20963-P96859 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYDIGITAL TURBINE, INC.AllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below.the following nominees:1. Election of Directors ! ! !Nominees:01) Roy H. Chestnutt02) Robert Deutschman03) Holly Hess Groos04) Mohan S. Gyani05) Jeffrey Karish06) Mollie V. Spilman07) Michelle Sterling08) William G. Stone IIIThe Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain2. To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as "Say-on-pay"; and3. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year endingMarch 31, 2024.NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V20964-P96859DIGITAL TURBINE, INC.Annual Meeting of Stockholders August 29, 2023, 10:00 AM Central TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 18, 2023 and hereby appoint(s) each of William G. Stone III and Barrett Garrison, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 29, 2023 at 10:00 a.m., Central Time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, and at any adjournment or postponement thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reserve side.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also confers discretionary authority on the proxy holders to vote as to any other matters as may properly come before the meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side